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As filed with the Securities and Exchange Commission on November 27, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	33-0224167
(State of incorporation)	(I.R.S. Employer Identification Number)

10883 Thornmint Road
San Diego, CA 92127
(Address of principal executive offices)

2001 Equity Incentive Plan
(Full title of the plans)

Wayne Wetherell
Vice President, Finance
10883 Thornmint Road
San Diego, CA 92127
(858) 673-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Wainwright Fishburn, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock (par value $.01 per share)	1,000,000 shares	$5.73	$5,730,000	$1,435.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which may become issuable under the plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions effected without the receipt of consideration that increases the number of outstanding shares of the Registrant's common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and the aggregate offering price are calculated on the basis of the average high and low sale prices of the Registrant's Common Stock as reported on the American Stock Exchange on November 23, 2001.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by ImageWare Systems, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

  (a)
  Our Annual Report of Form 10-KSB filed on April 2, 2001, for the fiscal year ended December 31, 2000 (including the portions of our Proxy Statement for the 2001 Annual Meeting of Shareholders that are incorporated therein by reference);

  (b)
  Our Quarterly Reports on Form 10-QSB filed on May 15, 2001, August 14, 2001 and November 14, 2001;

  (c)
  Our Amended Quarterly Reports on Form 10-QSB/A each filed on April 2, 2001, for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

  (d)
  Our Current Reports on Form 8-K filed on March 15, 2001, April 16, 2001 (as amended on June 15, 2001) and August 13, 2001;

  (e)
  The description of our Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 21, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

  (f)
  All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 204 of the California General Corporation Law permits a corporation to include in its Articles of Incorporation provisions eliminating or limiting the personal liability of directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's fiduciary duties, subject to certain limitations. Section 317 of the California General Corporation Law requires a corporation to indemnify its directors and other agents to the extent they incur expenses in successfully defending lawsuits brought against them by reason of their status as directors or agents. Section 317 also permits a corporation to indemnify its directors and other agents to a greater extent than specifically required by law.

    Our Amended and Restated Articles of Incorporation eliminate the personal liability of our directors for monetary damages upon breach of fiduciary duties as a director except:

    —acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

    —acts or omissions that the director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

    —any transaction from which a director derived an improper personal benefit;

    —acts or omissions that show a reckless disregard for the director's duty in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

    —an unexcused pattern of inattention that amounts to an abdication of the director's duty;

    —unlawful dividends or distributions; and

    —for unlawful interested director transactions.

    Article VI of our Bylaws permits us to indemnify any of our directors, officers and other agents who are a party, or are threatened to be made a party, to any proceeding by reason of his or her status as our agent. In such a case, we may indemnify the agent against expense, liability and loss actually and reasonably incurred by the agent in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

    If such a proceeding is brought by or on behalf of the corporation in the form of a derivative suit, the agent may be indemnified against expenses actually and reasonably incurred if the agent acted in good faith, in a manner reasonably believed to be in the best interests of the corporation, and with reasonable care. There can be no indemnification with respect to any matter as to which the agent is adjudged to be liable to the corporation unless and only to the extent that the court in which such proceeding was brought determines upon application that, in view of all of the circumstances of the case, the agent is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    Where an agent is successful in any such proceeding, the agent is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless by court order), indemnification is made by the corporation upon determination by it that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct. We may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the agent is not eligible for indemnification.

    Our Bylaws also provide that we may purchase and maintain liability insurance on behalf of any of our directors, officers, employees and agents. As of the date of this registration statement, we do maintain such policies of insurance.

    We have entered into indemnification agreements with each of our directors and officers, a form of which is attached as an exhibit to this Registration Statement. We intend to enter into indemnification agreements with any new directors and officers in the future. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our bylaws and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

EXHIBITS

Exhibit Number
4.1	Amended and Restated Articles of Incorporation (1)
4.2	Bylaws (1)
4.3	Form of Common Stock Certificate (1)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP
23.3	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereof.
99.1	2001 Equity Incentive Plan
99.2	Form of Stock Option Agreement under the 2001 Equity Incentive Plan
99.3	Form of Restricted Stock Bonus Agreement under the 2001 Equity Incentive Plan

(1)
Incorporated by reference to the Registration Statement for Small Business Issuers, Form SB-2 as filed with the Commission on December 20, 1999 (No. 333-93131).

UNDERTAKINGS

1.
The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 27, 2001.

IMAGEWARE SYSTEMS, INC.
By:	/s/ S. JAMES MILLER, JR. S. James Miller, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. James Miller, Jr. and Wayne Wetherell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. JAMES MILLER, JR. S. JAMES MILLER, JR.	Chairman of the Board and Chief Executive Officer and President (Principal Executive Officer)	November 2, 2001
/s/ WAYNE WETHERELL WAYNE WETHERELL	Senior Vice President of Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2001
/s/ PATRICK J. DOWNS PATRICK J. DOWNS	Director	November 1, 2001
/s/ JOHN L. HOLLERAN JOHN L. HOLLERAN	Director	November 2, 2001
/s/ YUKUO TAKENAKA YUKUO TAKENAKA	Director	November 2, 2001
/s/ JOHN CALLAN JOHN CALLAN	Director	November 2, 2001
/s/ DAVID R. LOESCH DAVID R. LOESCH	Director	November 2, 2001

EXHIBIT INDEX

Exhibit Number
4.1	Amended and Restated Articles of Incorporation (1)
4.2	Bylaws (1)
4.3	Form of Common Stock Certificate (1)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP
23.3	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereof
99.1	2001 Equity Incentive Plan
99.2	Form of Stock Option Agreement under the 2001 Equity Incentive Plan
99.3	Form of Restricted Stock Bonus Agreement under the 2001 Equity Incentive Plan

(1)
Incorporated by reference to the Registration Statement for Small Business Issuers, Form SB-2 as filed with the Commission on December 20, 1999 (No. 333-93131).

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX